Exhibit 99.1

VSE Awarded $249 Million Cost-Plus Award Fee Contract Option Modification by Navy

Award Will Allow Continued Support of EX-U.S. Navy Ships That Are Bought, Sold or Transferred Through the Foreign Military Sales Program

ALEXANDRIA, Va.--(BUSINESS WIRE)--August 24, 2009--VSE Corporation (Nasdaq GS: VSEC) reported today that it has been awarded a $249 million cost-plus award fee contract option modification by the Naval Sea Systems Command that can be exercised by the Navy to provide one additional year of continued support to NAVSEA PMS 326 and 333 for ex-U.S. Navy ships that are sold, leased or otherwise transferred through the Foreign Military Sales (FMS) program to FMS customers.

This contract provides for services supporting U.S. ships that are sold, leased or otherwise transferred to FMS customers by providing engineering, technical, procurement, logistics, test, inspection, calibration, repair, maintenance and overhaul support services, including reactivation and modernization.

Since 1995, VSE’s International Group, GLOBAL Division (formerly BAV Division) has transferred 42 ships to foreign governments. VSE is currently reactivating EX-USNS Andrew J. Higgins (TAO-190) for transfer to Chile. Additionally, VSE actively supports various countries through the follow-on technical support requirements of the contract, providing training, maintenance, repair, and in-country infrastructure improvement assistance in support of transferred ships. Countries currently supported by VSE include Bahrain, Egypt, Japan, Mexico, Taiwan, Turkey, Poland, Philippines, Italy and Romania.

“We are extremely pleased to have won this award. It is a testament to the confidence and trust we have earned from the U.S. Navy and their foreign clients for the past 14 years,” said VSE CEO/COO/President Maurice “Mo” Gauthier. “We look forward to continuing to deliver excellence and innovative technology solutions to the world’s navies for years to come.”

About VSE’s International Group

International Group provides engineering, industrial, logistics and foreign military sales services to the U.S. military and other government agencies. The divisions in this Group include GLOBAL and Fleet Maintenance Division (FMD). GLOBAL Division provides assistance to the U.S. Navy in executing its Foreign Military Sales (“FMS”) Program for ex-US Navy surface ships sold, leased or granted to foreign countries by providing program management, engineering, industrial support, technical support, logistics and crew training services for ship reactivations and transfers and follow-on support. FMD provides global field engineering, logistics, maintenance and information technology services to the U.S. Navy, Army and Air Force, including fleet-wide ship, vehicle and aircraft support programs. FMD’s expertise includes ship repair and modernization, ship systems installations, facility operations, war reserve materials management, aircraft sustainment and maintenance automation, and IT systems integration. Under its Government Services Department, FMD also provides seized and forfeited property management for the US Treasury including, retrieval, transportation, storage, liquidation and facilities management. Munitions and Ordnance Department of FMD provides munitions and ordnance R&D, operational requirements support, decontamination, demilitarization, and program management support. For more information about International Group’s services please see the VSE Corporation website at www.vsecorp.com or contact Donald Babcock at (703) 329-4683.

About VSE

VSE marked its 50th year as a government contractor in January 2009. Established in 1959, VSE is a diversified professional services company providing engineering and consulting services, systems integration, infrastructure support, and information technology management and solutions, principally to agencies of the United States Government and other government prime contractors at locations across the United States and around the world. For additional information on VSE services and products, please see our web site at www.vsecorp.com or contact Randy Hollstein, Corporate Vice President of Sales and Marketing, at (703) 329-3206.

VSE encourages investors and others to review the detailed reporting and disclosures contained in VSE public filings with the Securities and Exchange Commission for further information and analysis of VSE’s financial condition and results of operations. The public filings include additional discussion about the status of specific customer programs and contract awards, risks, revenue sources and funding, dependence on material customers, and management’s discussion of short and long term business challenges and opportunities.

CONTACT:
VSE
News Contact: Sylvia Gethicker, 703-329-4610
Investor Relations Contact: Keren Ackerman, 703-329-4605